Exhibit (a)(1) (I)
Letter of Transmittal
to Tender Ordinary Shares
of

Linktone Ltd.

at
$0.38 Per Ordinary Share

Pursuant to the Amended Offer to Purchase
Dated February 28, 2008
by
MNC International Ltd.
an indirect wholly-owned subsidiary of
PT Media Nusantara Citra Tbk
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON WEDNESDAY, MARCH 26, 2008, UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
MELLON INVESTOR SERVICES LLC

If delivering by mail:	If delivering by hand or courier:
Mellon Investor Services LLC PO Box 3301 South Hackensack, NJ 07606-3301	Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Boulevard, 27th Floor Jersey City, NJ 07310
     Delivery of this Letter of Transmittal to an address other than as set forth above, does not constitute a valid delivery. You must sign this Letter of Transmittal in the appropriate space provided therefor and complete the Substitute Form W-9 (for U.S. persons) or an IRS Form W-8BEN or other appropriate IRS Form W-8 (for non-U.S. persons).
     The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal is to be used only for tendering ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of Linktone Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (“Linktone”). Do not use this Letter of Transmittal for tendering Linktone American Depositary Shares (“ADSs,” each ADS represents 10 Ordinary Shares).
     Holders of Ordinary Shares may tender either by: (i) properly depositing such Ordinary Shares with JPMorgan Chase Bank, N.A. (the depositary for the ADSs) in exchange for ADSs that may be tendered using the Letter of Transmittal for ADSs, or (ii) properly tendering such Ordinary Shares using this Letter of Transmittal for Ordinary Shares. See Instruction 2. Holders of Ordinary Shares may, but are not required to, exchange such Ordinary Shares for ADSs before tendering in the Offer.
     This Letter of Transmittal is to be used by holders of Linktone’s Ordinary Shares, if certificates evidencing Ordinary Shares are to be forwarded herewith. See Instruction 2.

DESCRIPTION OF ORDINARY SHARES TENDERED

Names(s) and Address(es) of Registered Holder(s)	Ordinary Shares Tendered
(Please fill in, if blank, exactly as name(s) appear(s) on Certificate(s))	(Attach additional signed list if necessary)
Total Number
		of Ordinary Shares	Number of Ordinary
	Certificate	Evidenced by	Shares
	Number(s)	Certificate(s)	Tendered*

	*	Unless otherwise indicated, it will be assumed that all Ordinary Shares described above are being tendered. See Instruction 4.

☐	CHECK HERE IF ANY OF THE CERTIFICATES REPRESENTING ORDINARY SHARES THAT YOU OWN HAVE BEEN LOST OR DESTROYED AND SEE INSTRUCTION 11.

Number of Ordinary Shares represented by the lost or destroyed certificates

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for the purchase price of Ordinary Shares tendered and accepted for payment and/or certificates for Ordinary Shares not tendered or not accepted for payment is/are to be issued in the name of someone other than the undersigned.
Issue:
☐ Check
☐ Certificates(s) to:

Name

(Please Print)

Address

(Include Zip Code)

(Employer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for the purchase price of Ordinary Shares tendered and accepted for payment and/or certificates for Ordinary Shares not tendered or not accepted for payment is/are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.
Deliver:
☐ Check
☐ Certificate(s) to:

Name

(Please Print)

Address

(Include Zip Code)

(Employer Identification or Social Security Number)

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS
Ladies and Gentlemen:
     The undersigned hereby tenders to MNC International Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Purchaser”) and an indirect wholly-owned subsidiary of PT Media Nusantara Citra Tbk, a company incorporated with limited liability under the laws of the Republic of Indonesia (“MNC”), the above described ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of Linktone Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (“Linktone”), at a price of $0.38 per Ordinary Share, to the seller in cash, without interest, subject to any withholding taxes required by applicable law, upon the terms and subject to the conditions set forth in the Amended Offer to Purchase, dated February 28, 2008 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with the Letter of Transmittal for ADSs and any amendments or supplements thereto or hereto or to the Offer to Purchaser, collectively constitute the “Offer”), receipt of which is hereby acknowledged. Ordinary Shares accepted for payment in the Offer will, in all instances, be paid an equivalent per Ordinary Share price equal to one-tenth of the price paid for each ADS accepted for payment in the Offer, subject to any withholding taxes required by applicable law. No alternative, conditional or contingent tenders will be accepted and no fractional Ordinary Shares will be purchased.
     Upon the terms of the Offer, and effective upon acceptance for payment of the Ordinary Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser, all right, title and interest in and to the Ordinary Shares tendered herewith that are purchased pursuant to the Offer and any other securities or rights issued or issuable in respect of the Ordinary Shares on or after the date of the Offer to Purchase and irrevocably constitutes and appoints Mellon Investor Services LLC (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Ordinary Shares (and any such other securities or rights) (a) to deliver certificates evidencing such Ordinary Shares (and any such other securities or rights) to, or upon the order of, the Purchaser, (b) to present such Ordinary Shares (and any such other securities or rights) for transfer on Linktone’s books and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Ordinary Shares (and any such other securities or rights), all in accordance with the terms and subject to the conditions of the Offer.
     The undersigned agrees to be bound by the terms of the Offer and this Letter of Transmittal as they relate to such person’s Ordinary Shares and that the Purchaser may enforce such agreement against the participant.
     The undersigned represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Ordinary Shares (and any and all other securities or rights issued or issuable in respect of such Ordinary Shares on or after the date of the Offer to Purchase) and, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the same will not be subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed necessary or desirable by the Depositary or the Purchaser to complete the sale, assignment and transfer of the tendered Ordinary Shares (and any such other securities or rights) to the Purchaser.
     All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, the tender of Ordinary Shares hereby is irrevocable.
     The undersigned hereby irrevocably appoints the designees of the Purchaser, and each of them, and any other designees of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at, to the extent permitted by applicable law and under Linktone’s memorandum and articles of association, any annual, special or adjourned meeting of Linktone’s shareholders or otherwise to execute any written consent concerning any matter, and to otherwise act as each such attorney-in-fact and proxy or his, her or its substitute shall in his, her or its sole discretion deem proper with respect to the Ordinary Shares tendered hereby that have been accepted for payment by the Purchaser before the time any such action is taken and with respect to which the undersigned is entitled to vote (and any and all other securities or rights issued or issuable in respect of such Ordinary Shares on or after the date of the Offer to Purchase). This appointment is effective when, and only to the extent that, the

Purchaser accepts for payment such Ordinary Shares as provided in the Offer to Purchase. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Ordinary Shares in accordance with the terms of the Offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Ordinary Shares (and any such other securities or rights) will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective) by the undersigned with respect to such Ordinary Shares (or such other securities or rights).
     The Purchaser’s acceptance for payment of Ordinary Shares validly tendered according to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms and conditions of such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Acquisition Agreement (as defined in the Offer to Purchase), the price to be paid to the undersigned will be the amended price despite the fact that a different price is stated in this Letter of Transmittal. Under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Ordinary Shares tendered hereby. All questions as to validity, form and eligibility of any tender of Ordinary Shares hereby will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.
     The Purchaser reserves the right to assign to MNC and/or one or more wholly-owned subsidiaries of MNC any of its rights under the Acquisition Agreement, including the right to purchase Ordinary Shares tendered in the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer and will in no way prejudice the undersigned’s rights to receive payment for Ordinary Shares validly tendered and accepted for payment in the Offer.
     Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price and/or return any certificates representing Ordinary Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Ordinary Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price and/or return any certificates representing Ordinary Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Ordinary Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for the purchase price and/or return any certificates representing Ordinary Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. The Purchaser has no obligation under the “Special Payment Instructions” to transfer any Ordinary Shares from the name of the registered holder thereof if the Purchaser does not accept for payment any of the Ordinary Shares so tendered.

IMPORTANT
ORDINARY SHAREHOLDER(S) SIGN HERE
(Also complete the Substitute Form W-9 included herein or the appropriate IRS Form W-8, as applicable)

(Signature(s) of Ordinary Shareholder(s))

(Signature(s) of Ordinary Shareholder(s))
Must be signed by registered holder(s) exactly as name(s) appear(s) on certificates representing the Ordinary Shares. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following and see Instruction 5.
Dated:                                        ,

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Including Zip Code)

Daytime Area Code and Telephone Number

Employer Identification or Social Security Number

(See Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9 included herein)
IF REQUIRED — GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Authorized Signature

Name

(Please Print)

Title
(Please Print)

Name of Firm

Address

(Include Zip Code)

Daytime Area Code and Telephone Number

Dated:                                          ,

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
     1. Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Ordinary Shares tendered herewith and such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on this Letter of Transmittal. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, or other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (such institution, an “Eligible Institution”). See Instruction 5. If a certificate evidences an Ordinary Share registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made, or a certificate representing an Ordinary Share that is not tendered or not accepted for payment is to be returned, to a person other than the registered holder of the certificates surrendered, then the tendered certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the certificate, with the signature(s) on the certificate or stock powers guaranteed by an Eligible Institution. See Instruction 5.
     2. Requirements of Tender.  Holders of Ordinary Shares may tender either by: (i) properly tendering such Ordinary Shares using this Letter of Transmittal for Ordinary Shares, or (ii) properly depositing such Ordinary Shares with JPMorgan Chase Bank, N.A. (the depositary for the ADSs, “JPMorgan Chase”) in exchange for ADSs that may be tendered using the Letter of Transmittal for ADSs, which may be obtained from the information agent pursuant to the contact information included on the back cover of this Letter of Transmittal. Holders of Ordinary Shares may, but are not required to, exchange such Ordinary Shares for ADSs before tendering in the Offer. If Holders choose to exchange Ordinary Shares for ADSs before tendering, such exchange may be accomplished pursuant to that certain Amended and Restated Deposit Agreement, dated April 26, 2007, among Linktone, JPMorgan Chase and Holders of American Depositary Receipts (“ADRs”) representing ADSs, which permits holders of Ordinary Shares to receive ADSs in exchange for their Ordinary Shares upon proper delivery of such Ordinary Shares to JPMorgan Chase and the payment of a fee in connection with issuing the ADRs representing ADSs. In connection with the Offer and during the period that the Offer is open, JPMorgan Chase has agreed not to charge a fee for the deposit of Ordinary Shares with JPMorgan Chase in exchange for ADSs in order to participate in the Offer.
     This Letter of Transmittal is to be completed by holders of Linktone’s Ordinary Shares if certificates representing Ordinary Shares are to be forwarded herewith. For a holder of Linktone’s Ordinary Shares to validly tender Ordinary Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), together with any required signature guarantees, must be received by the Depositary at one of its addresses set forth herein before the Expiration Date (as defined in the Offer to Purchase) and certificates for the tendered Ordinary Shares must be received by the Depositary at one of such addresses before the Expiration Date.
     The method of delivery of Ordinary Shares, this Letter of Transmittal and all other required documents is at the election and risk of the tendering holders of Linktone’s Ordinary Shares. Ordinary Shares will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail, with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
     No alternative, conditional or contingent tenders will be accepted and no fractional Ordinary Shares will be purchased. All tendering holders of Linktone’s Ordinary Shares, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Ordinary Shares for payment.
     3. Inadequate Space.  If the space provided herein is inadequate, the certificate numbers and/or the number of Ordinary Shares should be listed on a separate signed schedule attached hereto.
     4. Partial Tenders.  If fewer than all the Ordinary Shares evidenced by any certificate submitted are to be tendered, fill in the number of Ordinary Shares that are to be tendered in the box entitled “Number of Ordinary Shares Tendered.” In any such case, new certificate(s) representing the remainder of the Ordinary Shares that were evidenced by the old certificate(s) will be sent to the registered holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance of, and payment for, the Ordinary Shares tendered herewith. All Ordinary Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Ordinary Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change.
     If any of the Ordinary Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
     If any tendered Ordinary Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal, as there are different registrations of Ordinary Shares.
     If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Purchaser of their authority so to act must be submitted.
     When this Letter of Transmittal is signed by the registered owner(s) of the Ordinary Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to or certificates for Ordinary Shares not tendered or accepted for payment are to be issued to a person other than the registered owner(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.
     If the certificates representing Ordinary Shares are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made or certificates representing Ordinary Shares not tendered or not accepted for payment are to be returned to a person other than the registered holder of the certificates surrendered, the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) or owner(s) appear(s) on the certificate(s), with the signature(s) on the certificate(s) or stock power(s) guaranteed as aforesaid. See Instruction 1.
     6. Stock Transfer Taxes.  The Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Ordinary Shares to it, or its order, in the Offer. If, however, payment of the purchase price is to be made to, or if certificate(s) evidencing Ordinary Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if tendered certificate(s) evidencing Ordinary Shares are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer will be deducted from the price to be paid in the Offer unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.
     Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.
     7. Special Payment and Delivery Instructions.  If a check is to be issued in the name of, and/or certificates for Ordinary Shares not accepted for payment are to be returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or such certificates are to be returned to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.
     8. Waiver of Conditions.  The Purchaser reserves the absolute right in its sole discretion to waive any of the specified conditions of the Offer that are capable of waiver in the case of any Ordinary Shares tendered.
     9. Backup Withholding; Substitute Form W-9 and IRS Form W-8.  Payments made to holders of Linktone’s Ordinary Shares in exchange for Ordinary Shares tendered pursuant to the Offer may be subject to backup withholding of U.S. federal income tax, currently at a rate of 28%. To avoid backup withholding, holders of Linktone’s Ordinary Shares that are U.S. persons who do not otherwise establish an exemption should complete and return the Substitute Form W-9 included in this Letter of Transmittal, certifying that such holder is a U.S. person, the taxpayer identification number (“TIN”) provided is correct, and that such holder is not subject to backup withholding. If you do not have a TIN, see the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for instructions on applying for a TIN.
     For federal income tax purposes, you are considered a U.S. person if you are (i) an individual who is a citizen or resident of the United States; (ii) a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all its substantial decisions or (b) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and validly elected to continue to be so treated.
     Certain holders of Linktone’s Ordinary Shares (including corporations) generally are not subject to backup withholding. To avoid erroneous backup withholding, U.S. persons that are exempt from backup withholding should complete the Substitute Form W-9 included in this Letter of Transmittal, indicating their exempt status by checking the box labeled “Exempt” in Part 2. To establish an exemption from backup withholding, holders that are not U.S. persons must complete and submit an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to the holder’s non-U.S. status. Such forms may be obtained from the Depositary or at www.irs.gov.
     Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.
     10. Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to D.F. King & Co., Inc., the Information Agent, or J.P. Morgan Securities Inc., the Dealer Manager, at their respective addresses listed below. Additional copies of the Offer to Purchase, this Letter of Transmittal, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Information Agent or from brokers, dealers, banks, trust companies or other nominees.
     11. Lost, Destroyed or Stolen Certificates.  If any certificate representing Ordinary Shares has been lost, destroyed or stolen, the holder of Linktone’s Ordinary Shares should promptly notify the Depositary by checking the appropriate box on this Letter of Transmittal and indicating the certificate number of Ordinary Shares so lost, destroyed or stolen, and calling the Registrar for the Ordinary Shares, Butterfield Fund Services (Cayman) Limited, at (345) 949-7055. The holder of Linktone’s Ordinary Shares will then be instructed by the Registrar as to the steps that must be taken to replace the certificate, which must be delivered to the Depositary in order to validly tender the Ordinary Shares. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY BEFORE THE EXPIRATION DATE OF THE OFFER AND CERTIFICATES REPRESENTING TENDERED ORDINARY SHARES MUST BE RECEIVED BY THE DEPOSITARY BEFORE THE EXPIRATION DATE OF THE OFFER.

THIS FORM MUST BE COMPLETED BY ALL U.S. PERSONS SURRENDERING LINKTONE ORDINARY SHARES.
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.
See Section 5 of the Offer to Purchase and the enclosed Guidelines for Certification of Taxpayer Identification
Number on Substitute Form W-9
Substitute Form W-9 Request for Taxpayer Identification Number and Certification
PAYER’S NAME: Mellon Investor Services LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

If you do not have a TIN, see the enclosed Guidelines for information on obtaining a number.

Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See enclosed Guidelines)

Part 3 — Certification — Under penalties of perjury, I certify that:

(1) I am a U.S. person (including a U.S. resident alien);

(2) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me); and

(3) I am not subject to backup withholding because:

(a) I am exempt from backup withholding,

(b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or

(c) the IRS has notified me that I am no longer subject to backup withholding.

Social Security Number OR Employer Identification Number Exempt ☐ Part 4 — Awaiting TIN ☐

Certification instructions — You must cross out item (3) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

SIGNATURE		DATE

NAME

ADDRESS

CITY	STATE	ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not timely provide a correct taxpayer identification number, 28% of all reportable payments made to me will be withheld.

Signature	Date

Questions and requests for assistance may be directed to the Dealer Manager or the Information Agent at the locations and telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and other tender offer materials may be obtained from the Information Agent at the locations and telephone numbers set forth below.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street
22nd Floor
New York, NY 10005
Banks and Brokers Call Collect: (212) 269-5550
Institutional Investors Call: (212) 493-6970
All Others Call Kathleen Moffatt
Toll-Free (800) 829-6551 or (212) 232-2323
Email: kmoffat@dfking.com
The Dealer Manager for the Offer is:
277 Park Avenue, 9th Floor
New York, New York 10172
Call: (877) 371-5947 or (212) 622-2628